EXHIBIT 11.1


                        EARNINGS PER SHARE COMPUTATIONS

The table below details the number of common shares and common stock equivalents used in the computation of primary and fully diluted earnings per share


                                                                  YEAR ENDED
                                                                  DECEMBER 31,
                                                             1996              1997
                                                             ----              ----
Basic:
 Weighted average common shares outstanding
  used in computing basic earnings per share               4,050,887         4,878,795
                                                         =============================
Basic Earnings Per Share                                                         $0.32
                                                                             =========

Diluted:
 Weighted average common and common equivalent             4,050,887         4,878,795
  shares outstanding
 Effect of shares issuable under stock under stock plans      81,054            40,637
  using the treasury method
 Effect of shares contingently issuable under warrants         6,305             4,319
  issued with the 8% subordinated debentures using
  the treasury stock method
                                                         -----------------------------
 Share used in computing diluted earnings per share        4,138,246         4,923,751
                                                         =============================
Diluted Earnings Per Share                                                       $0.32
                                                                             =========